SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

NET SAVINGS LINK, INC.
(Name of Registrant as Specified In Its Charter)

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NET SAVINGS LINK, INC.
4747-20 Nesconset Highway
Port Jefferson, NY  11776
(516) 246-6435

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain common and preferred stockholders, owning approximately 62.69% of combined voting power of the common and preferred stock, have approved by written consent in lieu of a stockholders' meeting, the proposal to increase our authorized shares of preferred stock from 100,000,000 shares with a par value of $0.00001 per share to 1,000,000,000 shares with a par value of $0.00001.  On August 24, 2015, our board of directors unanimously approved the above proposal.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about September 10, 2015, and we anticipate the effective date of the proposed actions to be September 30, 2015, the record date, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying Information Statement carefully.

September 10, 2015	Very truly yours,

STEVEN BARITZ
Steven Baritz
President

NET SAVINGS LINK, INC.
4747-20 Nesconset Highway
Port Jefferson, NY, 11776
(516) 246-6435

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value per share and the preferred stock, $0.00001 par value per share, of NET SAVINGS LINK, INC., a Nevada corporation, which we refer to herein as "NSAV," "company," "we," "our" or "us."  The mailing date of this Information Statement is on or about September 10, 2015.  The Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On September 10, 2015, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 2,999,837,408 shares of common stock issued and outstanding and 5,000,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 1,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock and common stock was 7,999,837,408 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 1,000 votes per share.

The common stock and Series A preferred stock constitute the sole outstanding classes of NSAV voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  Each share of Series A Preferred Stock entitles the holder to 1,000 votes on all matters submitted to stockholders.  The preferred and common stock vote as a single class on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On August 24, 2015, certain stockholders who beneficially owned 5,000,000,000, or approximately 62.69% of the combined voting power of the common stock and Series A preferred stock consented in writing to amend our articles of incorporation and increase the authorized shares of preferred stock from 100,000,000 shares to 1,000,000,000 shares with a par value of $0.00001 per share.

Also on August 24, 2015, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholders meeting do not create appraisal or dissenters' rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q:  Why did I receive this Information Statement?

A:  Stockholders owning a majority of the combined voting power of our outstanding shares of common stock and Series A preferred stock took action by written consent in lieu of a stockholders' meeting.  Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.
Q:  What actions did the stockholders take?

A:  The stockholders executed a written consent on August 24, 2015 approving the proposal that we increase our authorized shares of preferred stock from 100,000,000 shares with a par value of $0.00001 per share to 1,000,000,000 shares with a par value of $0.00001.  Pursuant to SEC rules and regulations, these actions require notification to all of our stockholders.

Q:  What action do I need to take as a stockholder?

A:  You are not required to take any action.  The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.

Q:  Am I entitled to appraisal rights?

A:  No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q:  Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the increase in authorized shares of preferred stock?

A:  You will not recognize any gain or loss for U.S. federal income tax purposes as a result of the increase in the authorized shares of our common stock.

Q:  Where can I find more information about the company?

A:  As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

Q:  Who can help answer my questions?

A:  If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 4747-20 Nesconset Highway, Port Jefferson, New York 11776.

SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary.  This summary also provides cross-references to the location in the Information Statement of the information summarized.

NET SAVINGS LINK, INC.

We were incorporated in the State of Nevada on February 21, 2007 and began doing business as a mining and exploration company.  During November 2010, we changed our business plan from mining and exploration to a membership based Internet Company that provides members with links to predominantly other 3rd party websites that offered savings and discount deals.  On June 23, 2014, we again changed our business focus to marketing, distributing, and selling proprietary healthcare products.

NSAV is a reporting company under the Exchange Act, and our public filings can be accessed at www.sec.gov.  NSAV's common stock is listed for quotation on the OTC-PINK under the trading symbol "NSAV".

Increase in Authorized Shares of Common Stock

Our board of directors has determined that it is in our best interest to increase our authorized shares of preferred stock from 100,000,000 shares with a par value of $0.00001 per share to 1,000,000,000 shares with a par value of $0.00001.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDER

As of August 24, 2015, we have 2,999,837,408 shares of common stock issued and outstanding and 5,000,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 1,000 votes.  Accordingly, the voting power of all of the Series A preferred stock was 5,000,000,000 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 1,000 votes per share.

As of August 24, 2015, the combined voting power of the common stock and Series A preferred stock was 7,999,837,408 votes.  Our president, Steve Baritz who beneficially owned 5,014,900,000, or approximately 62.69%, of the combined voting power of the common stock and Series A preferred stock consented in writing to effect amend our articles of incorporation and increase our authorized shares of preferred stock from 100,000,000 shares of common stock to 1,000,000,000 shares of preferred stock with a par value of $0.00001 per share.  Because the action was approved by the written consent of stockholders holding a majority of our voting power, no proxies are being solicited with this Information Statement.

Nevada corporate law provides in substance that unless a company's articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholder is the beneficial owner of 5,014,900,000, or approximately 62.69%, of the combined voting power of the common stock and Series A preferred stock.  The consenting stockholder voted in favor of the proposed action described herein pursuant to written consent dated August 24, 2015.  No consideration was paid for the consent.  The consenting stockholders are set forth below.

We also have 25,000,000 Series B Preferred Shares, $0.001 par value per share, authorized and designated, but no shares issued.  We had plans to issue up to 1,750,000 Series B Preferred Shares to directors of Pyrotree, Inc., a Nevada corporation, we planned to acquire as reported in our Form 8-K filed with the SEC on April 27, 2015 However, we have decided not to close that transaction and are rescinding the same as a result of negative information we discovered when we were conducting our due diligence investigation of Pyrotree, Inc.  We also had plans to designate and issue 25,000,000 Series C Preferred Shares as part of the Pyrotree transaction.  The designation was never completed and no filing was made with the Nevada Secretary of State and there is no plan to file a designation with respect to the Series C Preferred Shares since we will not be acquiring Pyrotree, Inc. now or in the future.

We have no plans, proposals or arrangements to issue any preferred stock.  We determined it was a convenient time with no pending matters to increase our authorized preferred shares should an opportunity present itself at a later date.  Again, we have nothing pending.  The proposed deal with Pyrotree, Inc. was rescinded by us.  Again, we have no plans to issue any preferred stock in the immediate future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the total number of shares owned beneficially by Steven Baritz on July 24, 2015.  The stockholder listed below have direct ownership of his shares and possess voting and dispositive power with respect to the shares.

Name of Beneficial Owner	Number of Common Shares	Percentage of Ownership	Number of Preferred Shares	Percentage of Ownership

Steven Baritz	14,900,000	0.19%	5,000,000(1)	100.00%

TOTALS	14,900,000	0.19%	5,000,000(1)	100.00%

(1)	Each share of Series A preferred stock has 1,000 votes. Accordingly Mr. Baritz has 5,000,000,000 Series A preferred votes and no common votes or a total of 62.69% of the total voting power which they may vote on any issue presented to the shareholders. Accordingly Mr. Baritz has the ability to control the outcome of any issue presented to shareholders. Further, the holders of the Series A preferred stock and the Company's common stock shall vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A preferred shares having 1,000 votes per share.

INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK

On August 24, 2015, our board of directors and principal stockholder holding a majority of our voting power approved the amendment to our articles of incorporation to increase our authorized shares of preferred stock from 100,000,000 shares with a par value of $0.00001 per share to 1,000,000,000 shares with a par value of $0.00001.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

All shares of our Series A preferred stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) 1,000 non-cumulative votes for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally with other Series A preferred shares and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata with other shares of Series A preferred stock prior to any distribution of assets available for distribution upon liquidation to common shares.  Holders of our Series A preferred stock have no preemptive rights to acquire additional shares of Series A preferred stock or any other securities.  The Series A preferred stock and the common stock are not subject to redemption and carry no subscription or conversion rights.

Amendment to Articles of Incorporation

In connection with the increase in our authorized shares of common stock, we will file with the State of Nevada an amendment to our articles of incorporation to increase our authorized shares of preferred stock from 100,000,000 shares with a par value of $0.00001 per share to 1,000,000,000 shares with a par value of $0.00001.

Effect of the Increase in Authorized Shares of Preferred Stock

Following the increase in authorized shares of preferred stock, we will have the corporate authority to issue 995,000,000 additional shares of preferred stock.  Currently, 5,000,000 of these shares are outstanding.  These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors and the designations, rights, qualifications, preferences, voting rights, limitations and terms will be fixed by the board of directors.  The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of preferred stock.

The following table reflects the authorized shares and outstanding shares of preferred stock before and after the increase in authorized shares of preferred stock:

Shares of Preferred Stock	Before Amendment	After Amendment

Authorized Shares	100,000,000	1,000,000,000

Preferred Shares Outstanding (1)	5,000,000	5,000,000

Preferred Shares Designated for Issuance	0	0

Remaining Authorized Shares Available for Issuance	95,000,000	995,000,000

(1)	Each share of Series A preferred stock has 1,000 votes. Accordingly Mr. Baritz has 5,000,000,000 Series A preferred votes and no common votes or a total of 62.69% of the total voting power which they may vote on any issue presented to the shareholders. Accordingly Mr. Baritz has the ability to control the outcome of any issue presented to shareholders. Further, the holders of the Series A preferred stock and the Company's common stock shall vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A preferred shares having 1,000 votes per share.

Our authorized and unissued shares of preferred stock could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of preferred stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.

Convertible Notes to Shares of Common Stock

We have no plans, proposals or arrangements to issue any preferred stock.  With respect to our common stock, however, from the 6,950,162,592 authorized but unissued shares of common stock available for issuance, we are obligated to convert the outstanding indebtedness owed to Asher Enterprises, Inc. ("Asher") into restricted shares of our common stock at the election of Asher.  Currently we are indebted to Asher in the amount of $71,500.  If the foregoing is converted into shares of common stock, we would be obligated to issue up to 1,220,086,000 restricted shares of common stock to Asher.  As of the date hereof, Asher has not elected to convert any of the foregoing debt to shares of common stock.

We are also obligated to convert the outstanding indebtedness owed to KBM Worldwide, Inc., a New York corporation ("KBM") into restricted shares of our common stock at the election of KBM.  Currently we are indebted to KBM in the amount of $215,000.  If the foregoing is converted into shares of common stock, we would be obligated to issue up to approximately 4,750,000,000 restricted shares of common stock to KBM.  As of the date hereof, Asher has not elected to convert any of the foregoing debt to shares of common stock.

Warrant

Also, we are obligated to issue to Asher up to 86,000,000 shares of common stock pursuant to an outstanding warrant at an exercise price of $0.00025 per share.  As of the date hereof, Asher has not elected to exercise the foregoing warrant and acquire any shares of common stock.

Summary of Conversions and Exercise of Warrant

Accordingly, after the potential issuance of 6,056,086,000 shares of common stock upon conversion of the outstanding indebtedness to shares of common stock and the potential issuance of 86,000,000 shares of common stock upon conversion of warrant described above, there will be available for issuance 894,076,592 shares of common stock available for issuance.

Stock Transfer Agent

Our stock transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, telephone (702) 361-3033.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed increase in authorized shares of preferred stock.

United States Federal Income Tax Consequences of the Increase in Authorized Shares of Common Stock

There are no federal income tax consequences as a result of the increase in our authorized shares of preferred stock.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports and other information are available for inspection at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC's customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about NSAV that we file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions to effect the increase in our authorized shares of common stock will not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders.  We anticipate that the actions contemplated hereby will be effected on or about September 28, 2015.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on July 24, 2015, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about September 10, 2015 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

September 10, 2015	STEVEN BARITZ
Steven Baritz
President